UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 18, 2010

LIBERTY GLOBAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51360	20-2197030
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

12300 Liberty Boulevard, Englewood, Colorado 80112

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (303) 220-6600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.

Disposal of J:COM

On February 18, 2010, Liberty Global, Inc. (LGI)  sold to KDDI Corporation its ownership interests in three of its subsidiaries, including Liberty Jupiter LLC (Liberty Jupiter) (formerly Liberty Jupiter, Inc.), which held directly or indirectly, including through certain trust arrangements, its indirect ownership interests in J:COM (the J:COM Disposal Group).  As part of the sale agreement, LGI retained the right to receive the anticipated final 2009 dividend of ¥490 ($5.43 at the applicable rate) per share attributable to its interest in J:COM that is expected to be approved at J:COM’s March 2010 shareholders meeting.  Including both the proceeds received upon the sale and the anticipated dividend, LGI expects to realize gross cash proceeds of approximately ¥362.9 billion ($4,024.8 million at the applicable rate).  In connection with the sale of the J:COM Disposal Group, LGI (i) repaid in full the ¥75 billion ($831.8 million at the applicable rate) credit facility (the LGJ Holdings Credit Facility) of LGJ Holdings LLC (LGJ Holdings), (ii) settled the related interest rate swaps and (iii) incurred estimated transaction costs of $12.0 million.  In addition, (i) prior to the closing date, Sumitomo Corporation’s interest in Super Media LLC was redeemed for the J:COM shares attributable to such interest and (ii) prior to closing, LGI acquired the noncontrolling interests in Liberty Jupiter for cash consideration of $32.0 million.

Item 9.01               Financial Statements and Exhibits

Pro forma financial information

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LIBERTY GLOBAL, INC.

By:	/s/ RANDY L. LAZZELL
Name: Randy L. Lazzell
Title: Vice President

Date: February 22, 2010

3

LIBERTY GLOBAL, INC.

UNAUDITED CONDENSED PRO FORMA COMBINED FINANCIAL STATEMENTS

General

The following unaudited condensed pro forma combined balance sheet, dated as of September 30, 2009, gives effect as of such date to (i) the January 28, 2010 acquisition of Unitymedia GmbH (Unitymedia) and related financing transactions and (ii) the February 18, 2010 sale of three of our subsidiaries that directly or indirectly, including through certain trust arrangements, held our 37.8% ownership interest in Jupiter Telecommunications Ltd. (J:COM) and related transactions. The following unaudited condensed pro forma combined statements of operations for the nine months ended September 30, 2009 and the year ended December 31, 2008 give effect to these transactions as if they had been completed as of January 1, 2008.  In the following text, the terms, “we,” “our,” “our company,” and “us” may refer, as the context requires, to Liberty Global, Inc. (LGI) or collectively to LGI and its subsidiaries.  Unless otherwise indicated, convenience translations into United States (U.S.) dollars are calculated as of September 30, 2009.

The unaudited pro forma results are not necessarily indicative of the financial position and results of operations that would have occurred if such transactions had occurred on such dates.  The pro forma adjustments are based on currently available information and certain assumptions that we believe are reasonable.  These unaudited condensed pro forma combined financial statements include (i) historical LGI financial statement information that has been derived from and should be read in conjunction with the historical consolidated financial statements and related notes thereto of LGI and (ii) historical Unitymedia financial statement information and related pro forma adjustments thereto that have been derived from unaudited condensed consolidated financial statement information prepared in accordance with accounting principles generally accepted in the United States of America (U.S. GAAP) for the purpose of providing the necessary information to complete these unaudited condensed pro forma combined financial statements.  The condensed consolidated financial statements and related notes thereto of LGI as of and for the nine months ended September 30, 2009 are included in LGI’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2009 and the consolidated financial statements of LGI for the year ended December 31, 2008 and related notes thereto are included in LGI’s Current Report on Form 8-K filed on November 10, 2009.

Although LGI and Unitymedia use derivative instruments to manage their interest rate risk, no pro forma adjustments have been reflected in these unaudited condensed pro forma combined financial statements with respect to any new derivative instruments that are entered into in connection with the new debt issued to finance the acquisition of Unitymedia.

Unitymedia Acquisition

Acquisition

On January 28, 2010, UPC Germany GmbH (UPC Germany), our indirect wholly-owned subsidiary, paid cash of €2,006.0 million ($2,937.5 million), excluding estimated transaction costs of €39.0 million ($57.1 million), (the Unitymedia Purchase Price) to acquire from Unity Media S.C.A. all of the issued and outstanding capital stock of Unitymedia (the Unitymedia Acquisition). The Unitymedia Acquisition was effected pursuant to the terms of the Share Purchase Agreement, dated November 13, 2009 (the Purchase Agreement), between UPC Germany and Unity Media S.C.A.  At closing, 3% of the purchase price was placed in escrow, for a period not to exceed 122 days, pending any claims arising under the Purchase Agreement. Any successful claims on this escrow account will be treated as adjustments to the Unitymedia Purchase Price.

Financings

The Unitymedia Purchase Price was funded through a combination of (i) a portion of the net proceeds from the issuance of the Unitymedia Senior Notes, (ii) the net proceeds from the issuance of the LGI Convertible Notes, (iii) the net proceeds from the sale of LGI common stock in the Private Placement, as described below, and (iv) existing cash and cash equivalents, each capitalized term as defined and described below.

Unitymedia Senior Notes.  On November 20, 2009, UPC Germany issued (i) €1,430.0 million ($2,094.0 million) principal amount of 8.125% Senior Secured Notes (the Euro Senior Secured Notes) at an issue price of 97.844%, (ii) $845.0 million principal amount of 8.125% Senior Secured Notes (the Dollar Senior Secured Notes and, together with the Euro Senior Secured Notes, the Senior Secured Notes) at an issue price of 97.844% and (iii) €665.0 million ($973.8 million) principal amount of 9.625% Senior Notes (the Senior Notes) at an issue price of 97.652% (collectively, the Unitymedia Senior Notes).  The Senior Secured Notes mature on December 1, 2017 and the Senior Notes mature on December 1, 2019. Upon closing, and after deducting issuance costs of €65.3 million ($95.7 million), the €2,547.8 million ($3,730.9 million) of net proceeds from the sale of the Unitymedia Senior Notes were placed into two escrow accounts.  On January 28, 2010, we used €849.2 million ($1,243.5 million) of cash from the escrow accounts to fund a portion of the Unitymedia Purchase Price.  In March 2010, (i) the remaining balances in the escrow accounts will be released in connection with the repayment of Unitymedia’s existing indebtedness, (ii) the obligations under the Senior Secured Notes will be assumed by Unitymedia Hessen GmbH & Co. KG (Unitymedia Hessen) and Unitymedia NRW GmbH (Unitymedia NRW) and (iii) the obligations under the Senior Notes will be assumed by Unitymedia (collectively, the Debt Pushdown). Unitymedia Hessen and Unitymedia NRW are indirect subsidiaries of Unitymedia.

LGI Convertible Notes.  On November 18, 2009, LGI completed the offering and sale of $935.0 million principal amount of 4.50% Convertible Senior Notes due November 15, 2016.  The LGI Convertible Notes are convertible into shares of LGI common stock at the initial conversion rates of 28.2602 shares of LGI Series A common stock and 9.4201 shares of LGI Series C common stock per $1,000 principal amount (for an aggregate of 26,423,287 shares of Series A common stock and 8,807,794 shares of Series C common stock). LGI may settle its conversion obligation in shares of LGI Series A and Series C common stock, cash or any combination of the foregoing.  The net proceeds from the LGI Convertible Notes of $910.8 million, after deducting the initial purchaser’s discount and related transactions costs aggregating $24.2 million, were used to fund a portion of the Unitymedia Purchase Price.

The $935.0 million principal amount of the LGI Convertible Notes was allocated between debt and equity components.  The portion of the principal amount allocated to the debt component of $626.2 million was measured based on the estimated fair value of a debt instrument that has the same terms as the LGI Convertible Notes without the conversion feature.  This debt component will be accreted to the principal amount to be repaid on the November 15, 2016 maturity date using the effective interest method.  The stated interest rate of the LGI Convertible Notes plus the accretion of the discount results in an effective interest rate of 11.5%.  The $308.8 million difference between the outstanding principal amount and the amount allocated to the debt component will be recorded, net of deferred income taxes and a pro rata portion of the initial purchaser’s discount and related transaction costs, as an increase to additional paid-in capital in our consolidated statement of equity.

Private Placement Transaction. On November 18, 2009, LGI sold 4,500,000 shares of its Series A common stock and 1,500,000 shares of its Series C common stock at $21.375 per share in a private placement transaction (the Private Placement).  The net proceeds of $126.6 million after commissions were used to fund a portion of the Unitymedia Purchase Price.

Sale of J:COM Disposal Group

On February 18, 2010 we sold to KDDI Corporation our ownership interests in three of our subsidiaries, including Liberty Jupiter LLC (Liberty Jupiter) (formerly Liberty Jupiter, Inc.), which held directly or indirectly, including through certain trust arrangements, our indirect ownership interests in J:COM (the J:COM Disposal Group).  As part of the sale agreement, we retained the right to receive the anticipated final 2009 dividend of ¥490 ($5.46) per share attributable to our interest in J:COM that is expected to be approved at J:COM’s March 2010 shareholders meeting.  Including both the proceeds received upon the sale and the anticipated dividend, we expect to realize gross cash proceeds of approximately ¥362.9 billion ($4,046.9 million).  In connection with the sale of the J:COM Disposal Group, we (i) repaid in full the ¥75 billion ($836.3 million) credit facility (the LGJ Holdings Credit Facility) of LGJ Holdings LLC (LGJ Holdings), (ii) settled the related interest rate swaps and (iii) incurred estimated transaction costs of $12.0 million.  In addition, prior to closing, we acquired the noncontrolling interests in Liberty Jupiter for cash consideration of $32.0 million.

LIBERTY GLOBAL, INC.

Unaudited Condensed Pro Forma Combined Balance Sheet

September 30, 2009

			Pro forma
	Historical		Adjustments		As adjusted for Unitymedia Acquisition	Adjustments		As adjusted for Unitymedia Acquisition and sale of J:COM Disposal Group
	LGI	Unitymedia	Unitymedia Acquisition		LGI	Sale of J:COM Disposal Group		LGI
	(in millions)
ASSETS
Cash and cash equivalents	$1,968.8	$233.7	$910.8	(2)	$1,413.9	$3,341.3	(6)	$3,895.0
			126.6	(3)		(860.2)	(7)
			(1,789.9	)(4)
			8.8	(4)
			(34.8	)(5)
			(10.1	)(1)
Receivables and other current assets	1,516.3	93.2	(8.8	)(4)	1,600.7	(357.1	)(6)	1,239.8
						(3.8)	(7)
Investments	1,049.6	—	—		1,049.6	(177.6	)(6)	872.0
Property and equipment, net	12,228.6	1,985.5	—		14,214.1	(4,189.4	)(6)	10,024.7
Goodwill	13,548.3	715.9	2,709.1	(4)	16,973.3	(3,575.6	)(6)	13,397.7
Intangible assets subject to amortization, net	2,141.6	902.0	—		3,043.6	(386.2	)(6)	2,657.4
Other assets, net	2,153.7	195.5	3,836.7	(1)	2,442.6	(198.2	)(6)	2,222.4
			16.2	(2)		(22.0	)(7)
			(1,245.6	)(4)
			(2,513.9	)(5)
Total assets	$34,606.9	$4,125.8	$2,005.1		$40,737.8	$(6,428.8)		$34,309.0
LIABILITIES AND EQUITY
Current liabilities	$4,146.2	$569.6	$(31.6	)(5)	4,684.2	$(66.8	)(6)	$4,524.5
						(92.9)	(7)
Long-term debt and capital lease obligations (14)	21,239.7	3,157.9	3,826.6	(1)	26,394.4	(2,395.9	)(6)	23,162.2
			626.2	(2)		(836.3)	(7)
			(2,456.0	)(5)
Other long-term liabilities	3,211.7	141.9	106.8	(2)	3,413.2	(1,134.3	)(6)	2,336.3
			(12.9	)(4)		57.4	(7)
			(34.3	)(5)
Total liabilities	28,597.6	3,869.4	2,024.8		34,491.8	(4,468.8)		30,023.0
Common stock	2.6	—	0.1	(3)	2.7	—		2.7
Additional paid-in capital	3,810.7	—	194.0	(2)	4,131.2	33.8	(6)	4,165.0
			126.5	(3)
Accumulated deficit	(2,387.0)	—	(57.1	)(4)	(2,470.9)	1,334.5	(6)	(1,150.6)
			(26.8	)(5)		(14.2	)(7)
Accumulated other comprehensive earnings, net of taxes	1,337.6	—	—		1,337.6	(396.4	)(6)	941.2
Subsidiary equity	—	256.4	(256.4	)(4)	—	—		—
	2,763.9	256.4	(19.7)		3,000.6	957.7		3,958.3
Noncontrolling interests	3,245.4	—	—		3,245.4	(2,917.7	)(6)	327.7
Total equity	6,009.3	256.4	(19.7)		6,246.0	(1,960.0)		4,286.0
Total liabilities and equity	$34,606.9	$4,125.8	$2,005.1		$40,737.8	$(6,428.8)		$34,309.0

See notes to unaudited condensed pro forma combined financial statements.

LIBERTY GLOBAL, INC.

Unaudited Condensed Pro Forma Combined Statement of Operations

Nine months ended September 30, 2009

			Pro forma
	Historical		Adjustments		As adjusted for Unitymedia Acquisition	Adjustments		As adjusted for Unitymedia Acquisition and sale of J:COM Disposal Group
	LGI	Unitymedia	Unitymedia Acquisition		LGI	Sale of J:COM Disposal Group		LGI
	(in millions except share and per share amounts)
Revenue	$8,040.1	$1,120.5	$—		$9,160.6	$(2,593.3	)(12)	$6,567.3
Operating, selling, general and administrative expenses (including stock-based compensation)	(4,567.6)	(641.1)	—		(5,208.7)	1,470.0	(12)	(3,738.7)
Depreciation and amortization	(2,178.7)	(286.7)	—	(8)	(2,465.4)	650.0	(12)	(1,815.4)
Impairment, restructuring and other operating charges, net	(126.2)	(1.7)	—		(127.9)	0.2	(12)	(127.7)
Operating income	1,167.6	191.0	—		1,358.6	(473.1)		885.5
Non-operating income (expense):
Interest expense	(655.3)	(166.4)	(305.9	)(9)	(1,002.1)	38.4	(12)	(937.0)
			125.5	(10)		26.7	(13)
Other, net	(649.9)	(32.8)	19.0	(10)	(663.7)	(8.1	)(12)	(656.5)
					—	15.3	(13)
	(1,305.2)	(199.2)	(161.4)		(1,665.8)	72.3		(1,593.5)
Loss from continuing operations before income taxes	(137.6)	(8.2)	(161.4)		(307.2)	(400.8)		(708.0)
Income tax (expense) benefit	(170.0)	54.8	89.6	(9)	(66.5)	195.4	(12)	114.0
			(40.9	)(10)		(14.9	)(13)
Earnings (loss) from continuing operations	(307.6)	46.6	(112.7)		(373.7)	(220.3)		(594.0)
Net earnings attributable to non-controlling interests	(233.7)	—	—		(233.7)	165.4	(12)	(68.3)
Net earnings (loss) from continuing operations attributable to Liberty Global, Inc. stockholders	$(541.3)	$46.6	$(112.7)		$(607.4)	$(54.9)		$(662.3)
Basic and diluted loss from continuing operations attributable to Liberty Global, Inc. stockholders — Series A, Series B and Series C common stock	$(2.00)							$(2.40)
Weighted average common shares outstanding - basic and diluted (11)	270,423,175							276,423,175

See notes to unaudited condensed pro forma combined financial statements.

LIBERTY GLOBAL, INC.

Unaudited Condensed Pro Forma Combined Statement of Operations

Year Ended December 31, 2008

			Pro forma
	Historical		Adjustments		As adjusted for Unitymedia Acquisition	Adjustments		As adjusted for Unitymedia Acquisition and sale of J:COM Disposal Group
	LGI	Unitymedia	Unitymedia Acquisition		LGI	Sale of J:COM Disposal Group		LGI
	(in millions except share and per share amounts)
Revenue	$10,497.7	$1,728.5	$—		$12,226.2	$(2,854.2	)(12)	$9,372.0
Operating, selling, general and administrative expenses (including stock-based compensation)	(6,151.3)	(1,040.0)	—		(7,191.3)	1,663.7	(12)	(5,527.6)
Depreciation and amortization	(2,842.3)	(387.9)	—	(8)	(3,230.2)	669.9	(12)	(2,560.3)
Impairment, restructuring and other operating charges, net	(158.5)	(3.5)	—		(162.0)	(0.4	)(12)	(162.4)
Operating income	1,345.6	297.1	—		1,642.7	(521.0)		1,121.7
Non-operating income (expense):
Interest expense	(1,147.3)	(267.0)	(422.2	)(9)	(1,638.5)	43.8	(12)	(1,558.6)
			198.0	(10)		36.1	(13)
Other, net	(383.5)	73.2	(18.6	)(10)	(328.9)	(9.9	)(12)	(169.2)
					—	169.6	(13)
	(1,530.8)	(193.8)	(242.8)		(1,967.4)	239.6		(1,727.8)
Earnings (loss) from continuing operations before income taxes	(185.2)	103.3	(242.8)		(324.7)	(281.4)		(606.1)
Income tax expense	(433.3)	(12.6)	123.2	(9)	(371.9)	194.7	(12)	(250.2)
			(49.2	)(10)		(73.0	)(13)
Earnings (loss) from continuing operations	(618.5)	90.7	(168.8)		(696.6)	(159.7)		(856.3)
Net (earnings) loss attributable to non-controlling interests	(187.1)	—	—		(187.1)	192.7	(12)	5.6
Net earnings (loss) from continuing operations attributable to Liberty Global, Inc. stockholders	$(805.6)	$90.7	$(168.8)		$(883.7)	$33.0		$(850.7)
Basic and diluted loss from continuing operations attributable to Liberty Global, Inc. stockholders – Series A, Series B and Series C common stock	$(2.56)							$(2.65)
Weighted average common shares outstanding - basic and diluted (11)	315,234,690							321,234,690

See notes to unaudited condensed pro forma combined financial statements.

LIBERTY GLOBAL, INC.

Notes to Unaudited Condensed Pro Forma Combined Financial Statements

September 30, 2009

(1)       Represent pro forma adjustments to record the issuance of the Unitymedia Senior Notes, the payment of related financing costs and the deposit of the net cash proceeds into escrow accounts. The U.S. dollar equivalents of transaction amounts for each debt issuance are set forth below (in millions):

Unitymedia Senior Notes:	Proceeds	Deferred financing costs paid from proceeds (a)	Deposited to escrow (a)

Euro Senior Secured Notes	$2,048.9	$51.2	$1,997.7
Dollar Senior Secured Notes	826.8	20.7	806.1
Senior Notes	950.9	23.8	927.1

Total	$3,826.6	$95.7	$3,730.9

(a) Deferred financing costs and escrow account balances are both classified as other assets in the accompanying unaudited condensed pro forma combined balance sheet.

In connection with the issuance of the Unitymedia Senior Notes, an estimated €6.9 million ($10.1 million) in additional deferred financing costs, representing legal and other costs associated with these financings, were incurred and are assumed to be paid from LGI’s existing cash.

(2)       Represents pro forma adjustments to record the impacts of the issuance of the LGI Convertible Notes, including (i) the debt ($626.2 million) and additional paid-in capital ($308.8 million) components of the $935.0 million principal amount of LGI Convertible Notes, (ii) the allocation of the initial purchaser’s discount and related transaction costs to deferred financing costs ($16.2 million) and additional paid-in capital ($8.0 million), (iii) the related deferred income tax liability of $106.8 million, together with an equal and offsetting decrease to additional paid-in capital, and (iv) net cash proceeds of $910.8 million.

(3)       Represents the net proceeds from the sale of 4.5 million shares of LGI Series A common stock and 1.5 million shares of LGI Series C common stock at $21.375 per share in the Private Placement transaction. The net proceeds after deducting commissions were $126.6 million.

(4)       Represent pro forma adjustments necessary to reflect the impacts of the Unitymedia Acquisition, including (i) the consideration paid by UPC Germany for Unitymedia of €2,006.0 million ($2,937.5 million), including €6.0 million ($8.8 million) used to fund Unitymedia S.C.A’s repayment of its outstanding loans from Unitymedia as of the acquisition date, (ii) the write-off of Unitymedia’s historical goodwill and deferred financing costs of €488.9 million ($715.9 million) and €27.9 million ($40.9 million), respectively, (iii) the elimination of Unitymedia’s equity of €175.1 million ($256.4 million) and (iv) the payment of estimated direct acquisition costs of €39.0 million ($57.1 million).  For purposes of these unaudited condensed pro forma combined financial statements, it has been assumed that, with the exception of goodwill and deferred financing costs, the historical cost of Unitymedia’s existing assets and liabilities approximate their fair value. Accordingly, the entire excess consideration paid for Unitymedia of €2,338.9 million ($3,425.0 million), after the elimination of Unitymedia’s historical deferred financing costs, goodwill and equity has been allocated to goodwill.  A decrease in deferred tax liabilities of $12.9 million related to the write-off of Unitymedia’s deferred financing costs has been recorded in other long-term liabilities in the accompanying unaudited condensed pro forma combined balance sheet.  The estimated expense resulting from the direct acquisition costs of $57.1 million has been reflected as a direct increase to our accumulated deficit in our unaudited condensed pro forma combined balance sheet. Due to its nonrecurring nature, this expense has not been reflected in our unaudited condensed pro forma combined statements of operations.

Cash flows related to the Unitymedia Acquisition are presented in U.S. dollar equivalents in the table below (in millions):

Uses:
Unitymedia Purchase Price	$2,937.5
Direct acquisition costs	57.1
Total	$2,994.6

Sources:
Amounts released from escrow accounts (a)	$1,204.7
LGI cash and cash equivalents	1,789.9
Total	$2,994.6

(a) Represents the assumed €822.7 million remaining escrow balance after providing for the repayment of Unitymedia’s existing debt and accrued interest as of September 30, 2009.

(5)       Represents the impacts of the Debt Pushdown, including (i) the release of cash from escrow of €1,725.2 million ($2,526.2 million) (ii) the repayment of the principal balance of Unitymedia’s existing debt of €1,677.2 million ($2,456.0 million), (iii) the payment of the related call premium of €26.7 million ($39.1 million), (iv) the payment of the related accrued interest of €21.3 million ($31.1 million) and (v) the recognition of a $12.3 million long-term deferred tax asset, representing the tax benefit associated with the payment of the call premium based on an assumed effective tax rate of approximately 31.6%.  In addition, this adjustment reflects the use of Unitymedia’s cash and cash equivalents to pay €23.8 million ($34.8 million) to settle a foreign currency swap that we are contractually required to settle in connection with the repayment of Unitymedia’s existing debt.  The amount assumed to be paid to settle this swap represents the fair value of the swap as of September 30, 2009, including $0.5 million and $34.3 million classified as current and other long-term liabilities, respectively.  The payment of the call premium results in a debt extinguishment loss of $39.1 million that has been reflected, net of the related $12.3 million income tax benefit, as a direct increase to our accumulated deficit in our unaudited condensed pro forma combined balance sheet.  Due to its nonrecurring nature, this loss has not been reflected in our unaudited condensed pro forma combined statements of operations.

(6)       The following table reflects the combined impacts of the purchase of the noncontrolling interests in Liberty Jupiter and sale of the J:COM Disposal Group (collectively, the J:COM Transactions), as set forth below (in millions):

Cash proceeds received from sale of J:COM Disposal Group	$4,046.9
Less cash paid for Liberty Jupiter noncontrolling interests (a)	(32.0)
Less estimated transaction costs	(12.0)
Net proceeds	4,002.9
Book value of J:COM Disposal Group:
Cash and cash equivalents	661.6
Receivables and other current assets	360.5
Investments	177.6
Property and equipment, net	4,189.4
Goodwill	3,575.6
Intangible assets subject to amortization	386.2
Other assets, net	198.2
Current liabilities	(1,045.6)
Long-term debt and capital lease obligations	(2,395.9)
Other long-term liabilities	(1,060.7)
Accumulated other comprehensive earnings, net	(396.4)
Noncontrolling interests’ share of J:COM Disposal Group net assets	(2,917.7)
1,732.8
Pretax gain	2,270.1
Income taxes related to sale (b):
Current deferred tax assets	3.4
Current taxes payable	(978.8)
Long-term deferred tax liabilities	210.1
Long-term tax liability	(136.5)
Additional paid-in capital	(33.8)
(935.6)
Total decrease to accumulated deficit related to the J:COM Transactions	$1,334.5

(a)   For accounting purposes, the purchase of the 14.25% noncontrolling interest in Liberty Jupiter and the sale of the J:COM Disposal Group have been viewed as one transaction.  Accordingly, the excess of the $32.0 million purchase price over the $22.6 million carrying value of the noncontrolling interests in Liberty Jupiter has been reflected as a reduction of the pre-tax gain on the sale of the J:COM Disposal Group.

(b)   Represents the income tax effects of the sale of the J:COM Disposal Group based on an assumed effective tax rate of approximately 38.0%.  These income tax effects are based on tax attributes in existence at September 30, 2009.   We believe that our actual current tax liability associated with the sale of the J:COM Disposal Group will be significantly lower than the current tax liability reflected in our September 30, 2009 unaudited condensed pro forma combined balance sheet.  In this regard, based on our current expectations as to (i) the income tax attributes that will be available to us in 2010 and (ii) our other 2010 taxable activities, we believe that the taxable gain on the sale of the J:COM Disposal Group will result in U.S. tax payments during 2010 ranging from $350.0 million to $500.0 million. The increase to additional paid-in capital represents the recognition of previously unrecognized off-balance sheet tax assets related to stock-based compensation that are expected to be realized as a result of the sale of the J:COM Disposal Group.

The net after-tax gain related to the J:COM Transactions of $1,334.5 million has been reflected as a direct decrease to our accumulated deficit in our unaudited condensed pro forma combined balance sheet. Due to its nonrecurring nature, this gain has not been reflected in our unaudited condensed pro forma combined statements of operations.

(7)       Represents the impacts of repaying the LGJ Holdings Credit Facility, including (i) the repayment of the ¥75 billion ($836.3 million) outstanding principal balance, (ii) the payment of accrued interest of $2.0 million, (iii) cash paid to settle the related interest rate swaps with a fair value of $21.9 million, of which $11.1 million and $10.8 million are classified in current and long-term liabilities, respectively, (iv) a $72.0 million decrease to current taxes payable attributable to the reclassification of deferred tax assets associated with the LGJ Holdings Credit Facility and the related interest rate swaps, including $3.8 million and $68.2 million that are classified in current deferred tax assets and long-term deferred tax liabilities, respectively, (v) a $22.0 million loss on extinguishment of debt representing the write-off of related deferred financing costs and (vi) the recognition of a $7.8 million reduction of current taxes payable, representing the tax benefit associated with the debt extinguishment loss based on an assumed effective tax rate of approximately 35.5%.  The loss on extinguishment of debt has been reflected, net of the related $7.8 million tax benefit, as a direct increase to our accumulated deficit in our unaudited condensed pro forma combined balance sheet. Due to the nonrecurring nature of this item, this loss has not been reflected in our unaudited condensed pro forma combined statements of operations.

(8)       As described in Note 4, the entire excess consideration paid for Unitymedia has been allocated to goodwill. The final allocation of the purchase price will be based upon appraisals and may result in the allocation of consideration to identifiable assets and liabilities, including assets with indefinite lives. To the extent that consideration is allocated to assets with finite lives, the final allocation of the purchase price could result in additional depreciation and or amortization expense that in turn would result in higher operating losses. For example, if $100 million of the excess consideration had been allocated to property and equipment that has a weighted average life of 10 years, the accompanying unaudited condensed pro forma combined statements of operations for the nine months ended September 30, 2009 and the year ended December 31, 2008 would have reflected (i) increases in pro forma depreciation and amortization of $7.5 million and $10.0 million, respectively, (ii) increases in income tax benefit of $2.4 million and $3.2 million, respectively, (iii) increases in the pro forma net losses of $5.1 million and $6.8 million, respectively and (iv) increases in the pro forma loss per common share of $0.02 for both periods.

(9)       Represents interest expense on the Unitymedia Senior Notes and LGI Convertible Notes and related tax effects, as set forth in the table below (in millions):

	Nine months ended September30, 2009	Year ended December 31, 2008
Unitymedia Senior Notes:
Stated interest	$235.8	$332.5
Accretion of original issue discount (a)	5.4	7.0
Amortization of deferred financing costs (b)	6.7	8.7
Total interest expense	$247.9	$348.2
Income tax benefit (c)	$(69.0)	$(96.9)

LGI Convertible Notes:
Stated interest	$31.6	$42.1
Accretion of discount (a)	25.1	30.3
Amortization of deferred financing costs (b)	1.3	1.6
Total interest expense	$58.0	$74.0
Income tax benefit (c)	$(20.6)	$(26.3)

Totals:
Interest expense	$305.9	$422.2
Income tax benefit	$(89.6)	$(123.2)

(a)     The discount on the LGI Convertible Notes represents the difference between the debt component and the principal amount of the LGI Convertible Notes at the date of issuance, as further described in the head note to these unaudited condensed combined pro forma financial statements.  This discount and the original issue discount related to the Unitymedia Senior Notes are amortized over the expected terms of the related debt using the effective interest rate method.  The discounts related to the Unitymedia Senior Notes of $63.3 million and $22.9 million are being amortized over 8 and 10 year terms of the Senior Secured Notes and the Senior Notes, respectively, and the discount related to the LGI Convertible Notes of $308.8 million is being amortized over the 7 year term of the LGI Convertible Notes.

(b)     Deferred financing costs are amortized over the expected terms of the related debt using the effective interest rate method.  Deferred financing costs of $79.5 million and $26.3 million associated with the Unitymedia Senior Notes are being amortized over 8 and 10 year terms of the Senior Secured Notes and the Senior Notes, respectively, and the deferred financing costs of $16.2 million related to the debt component of the LGI Convertible Notes are being amortized over 7 year term of the LGI Convertible Notes.

(c)     Income taxes have been provided at the rate of approximately 35.5% for the LGI Convertible Notes and at effective income tax rates ranging from approximately 27.6% to 31.6% for the Unitymedia Senior Notes.

(10)     Represents elimination of Unitymedia’s historical interest expense, including accretion of original issue discounts and amortization of deferred financing costs, associated with the repayment of its existing debt in connection with the Debt Pushdown.  Also reflects the elimination of realized and unrealized (gains) losses on a foreign currency swap that we are contractually required to settle in connection with the repayment of Unitymedia’s existing debt of $19.0 million and ($18.6 million) for the nine months ended September 30, 2009 and the year ended December 31, 2008, respectively. The income tax effects of these adjustments have been provided using assumed effective income tax rates ranging from approximately 27.6% to 31.6%. In 2008, Unitymedia repurchased €251 million principal amount of its existing debt and recorded a gain on extinguishment of $22.7 million in other non-operating income.  It should be noted that this gain, as well as the interest expense of $9.7 million associated with this debt, have not been eliminated in the accompanying unaudited condensed pro forma combined statement of operations for the year ended 2008 since the debt repayment was unrelated to the Unitymedia Acquisition.

(11)     The pro forma earnings (loss) per common share and the weighted average shares have been adjusted to give effect to the shares issued in the Private Placement as if such shares had been issued on January 1, 2008.

(12)     Represents the elimination of the J:COM Disposal Group’s historical operating results as well as the related noncontrolling interests’ share of its net income.

(13)     Represents the elimination of the historical expenses associated with LGJ Holdings Credit Facility as summarized in the table below (in millions):

	Nine months ended September 30, 2009	Year ended December 31, 2008
LGJ Holdings Credit Facility:
Stated interest	$21.8	$29.9
Amortization of deferred financing costs	4.9	6.2
Total decrease to interest expense	$26.7	$36.1
Realized and unrealized losses on interest rate swaps	$5.3	$14.5
Foreign currency transaction losses	10.0	155.1
Total adjustment to other, net	$15.3	$169.6
Income tax benefit (a)	$(14.9)	$(73.0)

(a)  Income taxes have been provided at an assumed effective tax rate of approximately 35.5%.

(14)     Pro forma maturities of our debt and capital lease obligations as of September 30, 2009 are presented in U.S. dollar equivalents in the table below after giving effect to (i) the consolidation of Unitymedia, (ii) the repayment of existing Unitymedia debt, (iii) the sale of the J:COM Disposal Group and (iv) the repayment of the LGJ Holdings Credit Facility as described above (in millions):

	Debt	Capital lease obligations	Total
Year ended December 31:

Remainder of 2009	$2.2	$14.5	$16.7
2010	17.4	59.6	77.0
2011	637.9	61.7	699.6
2012	232.8	60.4	293.2
2013	2,266.3	59.1	2,325.4
2014	4,468.2	61.1	4,529.3
Thereafter	14,945.8	888.7	15,834.5
Total maturities	22,570.6	1,205.1	23,775.7
Fair value adjustment and unamortized discounts	(533.0)	—	(533.0)
Total	$22,037.6	$1,205.1	$23,242.7
Current portion	$18.5	$62.0	$80.5
Long-term portion	$22,019.1	$1,143.1	$23,162.2